Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2020 Results

  Strong Adjusted EPS performance, up 152% sequentially and flat with prior year
  Sequential and year-over-year adjusted operating margin expansion through solid execution and cost actions
  Executing ahead of plan on $100 million of annual cost reduction actions
  Continued progress on Flowserve 2.0 transformation efforts and COVID-19 response measures
  Expect second half 2020 Adjusted EPS performance to exceed first half levels

DALLAS--(BUSINESS WIRE)--July 30, 2020--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights (all comparisons to the 2019 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.07 and Adjusted EPS[1] of $0.53, up 152% sequentially and a penny below prior year
    Reported EPS includes after-tax adjusted items of approximately $60.2 million, including realignment, transformation and below-the-line foreign exchange impacts
  Total bookings were $808.3 million, down 26.9%, or 25.1% on a constant currency basis
    Original equipment bookings were $365.6 million, or 45% of total bookings, down 38.7%, or 37.3% on a constant currency basis
    Aftermarket bookings were $442.7 million, or 55% of total bookings, down 12.9%, or 10.7% on a constant currency basis
  Sales were $925.0 million, down 6.6%, or 4.2% on a constant currency basis
    Original equipment sales were $462.8 million, down 6.1%, or 3.3% on a constant currency basis
    Aftermarket sales were $462.2 million, down 7.1%, or 5.0% on a constant currency basis
  Reported gross and operating margins were 28.9% and 4.6%, respectively
    Adjusted gross and operating margins[2] were 32.1% and 11.6%, respectively
  Backlog at June 30, 2020 was $2.1 billion, down 5.3% sequentially

“We delivered a resilient financial performance this quarter, including strong sequential adjusted EPS and margin growth, in the face of a global pandemic and the volatility in energy-related markets,” said Scott Rowe, Flowserve’s president and chief executive officer. “Our results are a testament to the hard work and commitment of our associates around the world, and I am especially grateful to our essential front-line workers, who continued to progress our work and serve our customers despite the situation. During the quarter, we efficiently restored productivity at our COVID-impacted sites and delivered the critical support, products and services that our customers expect from us.”

“The Flowserve 2.0 transformation journey to create a more efficient and flexible operating model, as well as improve the health of the organization, positioned us to quickly assess the downturn and accelerate decisive cost actions in the second quarter,” added Rowe. “We believe these actions will enable us to achieve, or exceed, the full year cost savings target of $100 million while continuing to provide a high-level of service for our customers. As we advance additional transformation initiatives, we expect to emerge from the current environment a stronger, more competitive and differentiated enterprise.”

Outlook

Rowe concluded, “Looking forward, we expect to build on the momentum of the second quarter as we execute on our $2.1 billion backlog. While we continue to expect to see challenges in the back half of the year due to energy market volatility and the COVID-19 pandemic, we remain confident that the company is well-positioned to drive long-term value for our customers, associates and shareholders.”

As announced on April 6, 2020, Flowserve withdrew its full year 2020 guidance in light of the significant market uncertainty as a result of the COVID-19 pandemic, and its related affects. The company did announce today that it expects second half 2020 reported and adjusted EPS to exceed the amount generated during the first half of the year, assuming no government-mandated or illness-driven shut downs of significant operating locations.

Second Quarter 2020 Results Conference Call

Flowserve will host its conference call with the financial community on Friday, July 31st at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2020	2019

Sales	$924,965	$990,084
Cost of sales	(657,805)	(672,051)
Gross profit	267,160	318,033
Selling, general and administrative expense	(227,358)	(223,676)
Net earnings from affiliates	3,086	3,661
Operating income	42,888	98,018
Interest expense	(12,900)	(14,013)
Interest income	1,149	2,218
Other income (expense), net	(14,941)	(3,336)
Earnings before income taxes	16,196	82,887
Provision for income taxes	(5,409)	(22,413)
Net earnings, including noncontrolling interests	10,787	60,474
Less: Net earnings attributable to noncontrolling interests	(2,142)	(2,302)
Net earnings attributable to Flowserve Corporation	$8,645	$58,172

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.07	$0.44
Diluted	0.07	0.44

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$924,965	$-		$-		$924,965
Gross profit	267,160	(29,853)		-		297,013
Gross margin	28.9%	-		-		32.1%

Selling, general and administrative expense	(227,358)	(28,630)		(5,618)	(3)	(193,110)

Operating income	42,888	(58,483)		(5,618)		106,989
Operating income as a percentage of sales	4.6%	-		-		11.6%

Interest and other expense, net	(26,692)	-		(14,072)	(4)	(12,620)

Earnings before income taxes	16,196	(58,483)		(19,690)		94,369
Provision for income taxes	(5,409)	10,736	(2)	7,189	(5)	(23,334)
Tax Rate	33.4%	18.4%		36.5%		24.7%

Net earnings attributable to Flowserve Corporation	$8,645	$(47,747)		$(12,501)		$68,893

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.07	$(0.37)		$(0.10)		$0.53
Diluted	0.07	(0.37)		(0.10)		0.53

Basic number of shares used for calculation	130,170	130,170		130,170		130,170
Diluted number of shares used for calculation	130,730	130,730		130,730		130,730

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$990,084	$-		$-		$990,084
Gross profit	318,033	(3,863)		-		321,896
Gross margin	32.1%	-		-		32.5%

Selling, general and administrative expense	(223,676)	(2,437)		(7,573)	(3)	(213,666)

Operating income	98,018	(6,300)		(7,573)		111,891
Operating income as a percentage of sales	9.9%	-		-		11.3%

Interest and other expense, net	(15,131)	-		(3,079)	(4)	(12,052)

Earnings before income taxes	82,887	(6,300)		(10,652)		99,839
Provision for income taxes	(22,413)	980	(2)	2,552	(5)	(25,945)
Tax Rate	27.0%	15.6%		24.0%		26.0%

Net earnings attributable to Flowserve Corporation	$58,172	$(5,320)		$(8,100)		$71,592

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$(0.04)		$(0.06)		$0.55
Diluted	0.44	(0.04)		(0.06)		0.54

Basic number of shares used for calculation	131,147	131,147		131,147		131,147
Diluted number of shares used for calculation	131,754	131,754		131,754		131,754

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2020	2019
Bookings	$536.5	$761.9
Sales	674.1	674.6
Gross profit	198.0	222.7
Gross profit margin	29.4%	33.0%
SG&A	140.6	150.2
Segment operating income	60.4	76.2
Segment operating income as a percentage of sales	9.0%	11.3%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2020	2019
Bookings	$274.6	$346.4
Sales	252.2	316.9
Gross profit	73.6	99.4
Gross profit margin	29.2%	31.4%
SG&A	50.0	53.3
Segment operating income	23.6	46.2
Segment operating income as a percentage of sales	9.4%	14.6%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2020	2019

Sales	$1,819,422	$1,880,135
Cost of sales	(1,286,285)	(1,268,026)
Gross profit	533,137	612,109
Selling, general and administrative expense	(470,980)	(428,830)
Net earnings from affiliates	6,283	5,970
Operating income	68,440	189,249
Interest expense	(25,863)	(28,044)
Interest income	2,898	4,241
Other income (expense), net	8,521	(6,476)
Earnings before income taxes	53,996	158,970
Provision for income taxes	(41,719)	(38,999)
Net earnings, including noncontrolling interests	12,277	119,971
Less: Net earnings attributable to noncontrolling interests	(4,242)	(4,538)
Net earnings attributable to Flowserve Corporation	$8,035	$115,433

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.06	$0.88
Diluted	0.06	0.88

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,819,422	$-		$-		$1,819,422
Gross profit	533,137	(39,313)		-		572,450
Gross margin	29.3%	-		-		31.5%

Selling, general and administrative expense	(470,980)	(29,908)		(21,701)	(3)	(419,371)

Operating income	68,440	(69,221)		(21,701)		159,362
Operating income as a percentage of sales	3.8%	-		-		8.8%

Interest and other expense, net	(14,444)	-		11,581	(4)	(26,025)

Earnings before income taxes	53,996	(69,221)		(10,120)		133,337
Provision for income taxes	(41,719)	11,698	(2)	(20,531)	(5)	(32,886)
Tax Rate	77.3%	16.9%		-202.9%		24.7%

Net earnings attributable to Flowserve Corporation	$8,035	$(57,523)		$(30,651)		$96,209

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.06	$(0.44)		$(0.23)		$0.74
Diluted	0.06	(0.44)		(0.23)		0.73

Basic number of shares used for calculation	130,462	130,462		130,462		130,462
Diluted number of shares used for calculation	131,152	131,152		131,152		131,152

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $11.3 million related to Flowserve 2.0 transformation efforts and $10.4 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $2.0 million benefit related to tax reform.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,880,135	$-		$-		$1,880,135
Gross profit	612,109	(9,363)		-		621,472
Gross margin	32.6%	-		-		33.1%

Selling, general and administrative expense	(428,830)	14,993		(15,986)	(3)	(427,837)

Operating income	189,249	5,630		(15,986)		199,605
Operating income as a percentage of sales	10.1%	-		-		10.6%

Interest and other expense, net	(30,279)	-		(5,786)	(4)	(24,493)

Earnings before income taxes	158,970	5,630		(21,772)		175,112
Provision for income taxes	(39,000)	961	(2)	5,263	(5)	(45,224)
Tax Rate	24.5%	-17.1%		24.2%		25.8%

Net earnings attributable to Flowserve Corporation	$115,433	$6,591		$(16,509)		$125,351

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.88	$0.05		$(0.13)		$0.96
Diluted	0.88	0.05		(0.13)		0.95

Basic number of shares used for calculation	131,065	131,065		131,065		131,065
Diluted number of shares used for calculation	131,643	131,643		131,643		131,643

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2020	2019
Bookings	$1,220.1	$1,512.0
Sales	1,309.7	1,284.0
Gross profit	393.7	423.3
Gross profit margin	30.1%	33.0%
SG&A	299.9	272.6
Segment operating income	100.1	156.6
Segment operating income as a percentage of sales	7.6%	12.2%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2020	2019
Bookings	$570.8	$659.6
Sales	512.6	599.1
Gross profit	147.9	197.2
Gross profit margin	28.9%	32.9%
SG&A	107.6	106.6
Segment operating income	40.3	90.6
Segment operating income as a percentage of sales	7.9%	15.1%

Second Quarter and Year-to-Date 2020 - Segment Results
(dollars in millions, comparison vs. 2019 second quarter and year-to-date, unaudited)

	FPD		FCD
	2nd Qtr	YTD	2nd Qtr	YTD
Bookings	$ 536.5	$ 1,220.1	$ 274.6	$ 570.8
- vs. prior year	-29.6%	-19.3%	-20.7%	-13.5%
- on constant currency	-27.7%	-17.4%	-19.1%	-11.8%

Sales	$ 674.1	$ 1,309.7	$ 252.2	$ 512.6
- vs. prior year	-0.1%	2.0%	-20.4%	-14.4%
- on constant currency	2.8%	4.4%	-19.1%	-13.1%

Gross Profit	$ 198.0	$ 393.7	$ 73.6	$ 147.9
- vs. prior year	-11.1%	-7.0%	-26.0%	-25.0%

Gross Margin (% of sales)	29.4%	30.1%	29.2%	28.9%
- vs. prior year (in basis points)	(360) bps	(290) bps	(220) bps	(400) bps

Operating Income	$ 60.4	$ 100.1	$ 23.6	$ 40.3
- vs. prior year	-20.7%	-36.1%	-48.9%	-55.5%
- on constant currency	-14.8%	-32.6%	-47.9%	-55.2%

Operating Margin (% of sales)	9.0%	7.6%	9.4%	7.9%
- vs. prior year (in basis points)	(230) bps	(460) bps	(520) bps	(720) bps

Adjusted Operating Income *	$ 93.5	$ 144.1	$ 33.6	$ 60.0
- vs. prior year	14.6%	-3.1%	-27.6%	-34.5%
- on constant currency	20.0%	0.6%	-26.7%	-34.2%

Adj. Oper. Margin (% of sales)*	13.9%	11.0%	13.3%	11.7%
- vs. prior year (in basis points)	180 bps	(60) bps	(130) bps	(360) bps

Backlog	$ 1,418.2		$ 652.5

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$561,705	$670,980
Accounts receivable, net of allowance for expected credit losses of $72,084 and $53,412, respectively	759,381	795,538
Contract assets, net of allowance for expected credit losses of $3,010 at June 30, 2020	309,149	272,914
Inventories, net	684,431	660,837
Prepaid expenses and other	115,889	105,101
Total current assets	2,430,555	2,505,370
Property, plant and equipment, net of accumulated depreciation of $1,034,893 and $1,013,207, respectively	541,768	572,175
Operating lease right-of-use assets, net	173,212	186,218
Goodwill	1,187,735	1,193,010
Deferred taxes	31,119	54,879
Other intangible assets, net	172,709	180,805
Other assets, net of allowance for expected credit losses of $98,971 and $101,439, respectively	218,604	227,185
Total assets	$4,755,702	$4,919,642

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$428,856	$447,582
Accrued liabilities	401,041	401,385
Contract liabilities	214,135	216,541
Debt due within one year	9,058	11,272
Operating lease liabilities	35,648	36,108
Total current liabilities	1,088,738	1,112,888
Long-term debt due after one year	1,367,478	1,365,977
Operating lease liabilities	138,735	151,523
Retirement obligations and other liabilities	470,400	473,295
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	499,152	501,045
Retained earnings	3,643,868	3,695,862
Treasury shares, at cost – 46,873 and 46,262 shares, respectively	(2,064,302)	(2,051,583)
Deferred compensation obligation	6,036	8,334
Accumulated other comprehensive loss	(643,173)	(584,292)
Total Flowserve Corporation shareholders' equity	1,662,572	1,790,357
Noncontrolling interests	27,779	25,602
Total equity	1,690,351	1,815,959
Total liabilities and equity	$4,755,702	$4,919,642

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2020	2019

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$12,277	$119,971
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	43,350	46,666
Amortization of intangible and other assets	6,136	8,003
Stock-based compensation	18,475	15,354
Foreign currency, asset write downs and other non-cash adjustments	21,739	(20,206)
Change in assets and liabilities:
Accounts receivable, net	858	(13,445)
Inventories, net	(36,575)	(47,610)
Contract assets, net	(44,229)	12,432
Prepaid expenses and other assets, net	(9,341)	4,949
Accounts payable	(9,139)	(20,660)
Contract liabilities	3,468	6,744
Accrued liabilities and income taxes payable	5,787	(56,935)
Retirement obligations and other	13,618	(6,824)
Net deferred taxes	(5,193)	911
Net cash flows provided (used) by operating activities	21,231	49,350
Cash flows – Investing activities:
Capital expenditures	(31,971)	(25,267)
Proceeds from disposal of assets and other	10,810	40,302
Net cash flows provided (used) by investing activities	(21,161)	15,035
Cash flows – Financing activities:
Payments on long-term debt	-	(30,000)
Proceeds under other financing arrangements	1,477	1,699
Payments under other financing arrangements	(2,497)	(5,124)
Repurchases of common shares	(32,112)	-
Payments related to tax withholding for stock-based compensation	(3,850)	(3,441)
Payments of dividends	(52,054)	(49,772)
Other	(2,845)	(190)
Net cash flows provided (used) by financing activities	(91,881)	(86,828)
Effect of exchange rate changes on cash	(17,464)	(770)
Net change in cash and cash equivalents	(109,275)	(23,213)
Cash and cash equivalents at beginning of period	670,980	619,683
Cash and cash equivalents at end of period	$561,705	$596,470

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs (972) 443-6644